Exhibit 10(iii)A(14)

FIRST AMENDMENT
TO THE
ACUITY BRANDS, INC. 2005 SUPPLEMENTAL DEFERRED SAVINGS PLAN

    This First Amendment to the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan, as amended and restated effective as of June 28, 2019 (the "Plan"), is adopted by Acuity Brands, Inc. (the "Company") this 25th day of October, 2021, as follows:
WHEREAS, the Company has the power pursuant to Section 8.1 of the Plan to amend the Plan at any time; and
WHEREAS, the Company desires to amend the Plan to eliminate Company 3% credits to a Participant's Supplemental Subaccount for Plan Years beginning on and after January 1, 2022.
NOW, THEREFORE, the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2022, as follows:
1.
Plan Section 4.1(b) "Supplemental Subaccount" is hereby amended, as follows:
The third sentence that reads: "Thereafter, unless the Board otherwise determines, as of the end of each Plan Year (or as of such other date as the Board may determine), there shall be credited to the Supplemental Subaccount of each Eligible Executive who is employed on the last day of the Plan Year and who has a Year of Service for such Plan Year an amount equal to three percent (3%) of the Eligible Executive’s Compensation for such Plan Year." is hereby deleted in its entirety.
2.
Except as amended hereby, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 25th day of October, 2021.

ACUITY BRANDS, INC.
By:	/s/ NEIL M. ASHE
NEIL M. ASHE
Chairman, President and Chief Executive Officer
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